Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 3, 2017 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2017. The Company reported net income of $31.8 million or $0.28 per diluted common share for the quarter. Normalized FFO for the three months ended March 31, 2017 totaled $0.39 per diluted common share.

Salient quarterly highlights include:

•	Normalized FFO for the first quarter grew 7.8% year-over-year to $44.9 million.

•	For the trailing twelve months ended March 31, 2017, same store revenue grew 3.3%, operating expenses increased 1.4%, and same store NOI grew 4.4%:

◦	Same store revenue per average occupied square foot increased 2.8%.

◦	Average same store occupancy increased to 89.1% from 88.6%

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	Contractual rent increases occurring in the quarter averaged 2.9%, and contractual rent increases for leases commencing in the quarter will average 3.1%.

◦	Cash leasing spreads were 4.5% on 358,000 square feet renewed:

•	15% (<0% spread)

•	7% (0-3%)

•	37% (3-4%)

•	41% (>4%)

◦	Tenant retention was 79.2%.

◦	The average yield on renewed leases increased 50 basis points.

•	Leasing activity in the first quarter totaled 560,000 square feet related to 154 leases:

◦	381,000 square feet of renewals

◦	179,000 square feet of new and expansion leases

•	The Company purchased for $13.5 million a 35,000 square foot, 100% leased medical office building on HealthEast Care System’s St. John’s Hospital campus in St. Paul, Minnesota.

•	Dispositions totaled $82.0 million for the quarter, including three inpatient rehabilitation facilities for $69.5 million.

•	A dividend of $0.30 per common share was declared, which is equal to 76.9% of normalized FFO per share.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services

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throughout the United States. As of March 31, 2017, the Company had gross investments of approximately $3.5 billion in 195 real estate properties in 27 states totaling approximately 14.3 million square feet. The Company provided leasing and property management services to approximately 10.8 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release appears beginning on page 5.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
Real estate properties:	3/31/2017	12/31/2016
Land	$193,101	$199,672
Buildings, improvements and lease intangibles	3,327,529	3,386,480
Personal property	9,998	10,291
Construction in progress	16,114	11,655
Land held for development	20,123	20,123
Total real estate properties	3,566,865	3,628,221
Less accumulated depreciation and amortization	(841,296)	(840,839)
Total real estate properties, net	2,725,569	2,787,382
Cash and cash equivalents	1,478	5,409
Restricted cash	104,904	49,098
Assets held for sale and discontinued operations, net	15,111	3,092
Other assets, net	192,174	195,666
Total assets	$3,039,236	$3,040,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,278,662	$1,264,370
Accounts payable and accrued liabilities	62,746	78,266
Liabilities of properties held for sale and discontinued operations	93	614
Other liabilities	44,444	43,983
Total liabilities	1,385,945	1,387,233
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 116,512 and 116,417 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1,165	1,164
Additional paid-in capital	2,920,839	2,917,914
Accumulated other comprehensive income	(1,358)	(1,401)
Cumulative net income attributable to common stockholders	1,027,101	995,256
Cumulative dividends	(2,294,456)	(2,259,519)
Total stockholders' equity	1,653,291	1,653,414
Total liabilities and stockholders' equity	$3,039,236	$3,040,647

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Rental income	$104,088	$98,740
Other operating	481	1,281
	104,569	100,021
Expenses
Property operating	37,834	35,406
General and administrative	9,280	10,246
Depreciation	31,412	27,693
Amortization	3,040	2,700
Bad debts, net of recoveries	66	(39)
	81,632	76,006
Other Income (Expense)
Gain on sales of real estate assets	23,403	—
Interest expense	(14,272)	(14,938)
Impairment of real estate assets	(323)	—
Interest and other income, net	113	86
	8,921	(14,852)

Income From Continuing Operations	31,858	9,163

Discontinued Operations
Loss from discontinued operations	(18)	(7)
Gain on sales of real estate properties	5	—
Loss From Discontinued Operations	(13)	(7)

Net Income	$31,845	$9,156
Basic Earnings Per Common Share:
Income from continuing operations	$0.28	$0.09
Discontinued operations	0.00	0.00
Net income	$0.28	$0.09
Diluted Earnings Per Common Share:
Income from continuing operations	$0.28	$0.09
Discontinued operations	0.00	0.00
Net income	$0.28	$0.09
Weighted Average Common Shares Outstanding—Basic	114,675	101,432
Weighted Average Common Shares Outstanding—Diluted	115,507	102,165

(1)
The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO, Normalized FFO and FAD
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net Income Attributable to Common Stockholders	$31,845	$9,156
Gain on sales of real estate properties	(23,408)	—
Impairments of real estate assets	323	—
Real estate depreciation and amortization	35,555	30,800
Total adjustments	12,470	30,800
Funds From Operations Attributable to Common Stockholders	$44,315	$39,956
Acquisition costs (1)	610	1,618
Revaluation of awards upon retirement	—	89
Normalized Funds From Operations	$44,925	$41,663
Non-real estate depreciation and amortization	1,355	1,390
Provision for bad debt, net	66	(39)
Straight-line rent receivable, net	(1,595)	(1,948)
Stock-based compensation	2,614	1,859
Non-cash items	2,440	1,262
2nd generation TI	(5,277)	(4,202)
Leasing commissions paid	(1,584)	(1,079)
Capital additions	(2,520)	(2,098)
Funds Available for Distribution	$37,984	$35,546
Funds from Operations per Common Share—Diluted	$0.38	$0.39
Normalized Funds From Operations Per Common Share—Diluted	$0.39	$0.41
Funds Available for Distribution Per Common Share—Diluted	$0.33	$0.35
Weighted Average Common Shares Outstanding - Diluted	115,507	102,165

(1)
The Company adopted ASU 2017-01 effective January 1, 2017. As a result of the adoption of this standard, the majority of the Company's acquisitions will be accounted for as asset acquisitions and therefore, incremental costs that are directly related to the asset acquisition will be capitalized. Beginning in the first quarter of 2017, acquisition costs also include direct incremental costs that were expensed during the period related to transactions that have not closed.

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HEALTHCARE REALTY TRUST INCORPORATED
Use of Non-GAAP Measures

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") and FAD per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

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